                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              BARNETT BANKS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              BARNETT BANKS, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A (per Fedwire; 3-1-95).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

                              BARNETT BANKS, INC.
             50 N. LAURA STREET -- JACKSONVILLE, FLORIDA 32202-3638

                                                               February 27, 1995

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Barnett Banks, Inc. at 10:00 a.m. on Wednesday,
April 19, 1995. A formal notice setting forth the business to come before the meeting and a proxy statement are attached. The meeting will be held in Building 500 of the Barnett Office Park, 9000 Southside Boulevard, Jacksonville, Florida. A map appears on the back cover of this proxy statement.

    At the meeting, you will be asked to elect six directors, five to serve for three-year terms and one to serve for a two-year term. The Board of Directors recommends a vote "For" the election of the nominees.

    Regardless of the number of shares you own, it is important that they are voted at the meeting. Accordingly, you are asked to sign, date and mail the enclosed proxy in the envelope provided for your convenience.

    Thank you for your cooperation and continued support.

                                 CHARLES E. RICE
                                 CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                              BARNETT BANKS, INC.

                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 19, 1995

                                ---------------

TO THE HOLDERS OF COMMON STOCK:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of Barnett Banks, Inc. (the "Company" or "Barnett") will be held on Wednesday, April 19, 1995, at 10:00 a.m., in Building 500 of the Barnett Office Park, 9000 Southside Boulevard, Jacksonville, Florida to consider and act upon the following matters:

        1. Election of five directors of the Company each for a three-year term and one director of the Company for a two-year term; and

        2. Such other business as may properly come before the meeting or any adjournments thereof.

    Only shareholders of record of the Company's common stock at the close of business on February 8, 1995 are entitled to notice of, and to vote on, all business that may come before the Annual Meeting.

    Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy and return it promptly to the Company in the postage-paid envelope enclosed for your use. You may revoke the proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying proxy statement.

                                 By Order of the Board of Directors,

                                 CATHERINE C. COSBY
                                 CORPORATE SECRETARY

Dated: February 27, 1995

                              BARNETT BANKS, INC.
                               50 N. LAURA STREET
                          JACKSONVILLE, FLORIDA 32202

                                ----------------

                                PROXY STATEMENT
                                ----------------

    This proxy statement and the enclosed proxy are being furnished in connection with the solicitation by the Board of Directors of Barnett Banks, Inc., of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held Wednesday, April 19, 1995, and any adjournments thereof. This proxy statement and the accompanying proxy are being distributed to shareholders on or about February 27, 1995.

    The number printed in the upper right hand corner of the proxy/voting instruction card accompanying this proxy statement indicates the number of shares owned and includes, when applicable, shares held in the Barnett Employee Savings and Thrift ("BEST") Plan or through any of the Company's other stock purchase plans. The proxy will also instruct the trustees of the Company's stock plans how to vote any shares of the Company's common stock allocated to the accounts of participants in these plans.

    Unless contrary instructions are received, the persons named in the accompanying proxy will vote the shares represented by each proxy returned in favor of the six directors nominated. Each such proxy granted may be revoked by its shareholder at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, or by voting in person at the Annual Meeting.

    Barnett has adopted a confidential voting policy which provides that votes of all shareholders shall be held in confidence from the Company, its directors, officers and employees except: (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against Barnett; (ii) in case of a contested proxy solicitation; or (iii) in the event a shareholder has made a written comment on the proxy material or has requested a waiver of confidentiality. As part of this policy, Barnett employs both an independent tabulator to receive and tabulate the proxies and independent inspectors of election.

VOTING PROCEDURES

    The Company's Bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a meeting of the shareholders constitutes a quorum. Under the Florida Business Corporation Act, directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Other matters are approved if affirmative votes cast by the holders of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter exceed votes opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Act or the Company's Articles of Incorporation. Therefore, abstentions and broker non-votes have no effect under Florida law. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters under the rules of the New York Stock Exchange because its customer has not provided any voting instructions on the matter.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

    The record of shareholders entitled to vote was taken at the close of business on February 8, 1995. Each share of common stock outstanding on that date is entitled to one vote on each matter to come before the Annual Meeting. On that date, the Company had outstanding 96,939,529 shares of common stock, $2.00 par value. The closing price of the common stock on the New York Stock Exchange on February 8, 1995, as reported in THE WALL STREET JOURNAL, was $43.88 per share.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes serving staggered terms in accordance with the Company's Amended and Restated Articles of Incorporation. The terms of the directors in Class I expire this year, and five of these directors have been nominated for election to a term of three years expiring in 1998. Jean McArthur Davis, a Class I director who was elected to the Board in 1984 and who planned to retire following the completion of her current term, died in January 1995. Armando M. Codina, a Class II director, resigned from the Board in February 1995. In addition, Carter H. Golembe, a Class III director since 1985, will retire following the 1995 Annual Meeting.

    The directors nominated for election at the 1995 Annual Meeting of Shareholders are Walter H. Alford, Rita Bornstein, Alvin R. Carpenter, Clarence
V. McKee, and Charles E. Rice. Each of the nominees was elected to the Board at the 1992 Annual Meeting of Shareholders with the exception of Mr. Carpenter, who was elected by the directors to the Board in July 1994. Shareholders are also being asked to elect Remedios Diaz Oliver a Class III director, with a term to expire in 1997. Mrs. Diaz Oliver was elected to the Board by the directors in January 1995.

    In order to be elected, each nominee must receive a plurality of the votes cast, which shall be counted as described in VOTING PROCEDURES on page 1. The accompanying proxy, unless otherwise specified, will be voted for the election of the six persons named above. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may, in their discretion, vote for a substitute.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.
                                ----------------

    Information relating to business experience, age and beneficial ownership of Company securities of each director is set forth below. Unless otherwise indicated, all stock information is as of December 31, 1994. Unless otherwise noted, all shares are owned directly, with sole voting and dispositive powers. In every instance, the shares of equity securities owned by each director represent less than one percent of the class owned.

                                ----------------

                           NOMINEES FOR TERMS EXPIRING IN 1998
                                    CLASS I DIRECTORS

WALTER  H.  ALFORD,  56,  Executive  Vice  President  and  General  Counsel  of  BellSouth   3,832 shares of common stock (1)
  Corporation. Mr. Alford was elected to the Board of Directors in 1982 and is a member of the Audit Committee.  Mr. Alford  has served in  his BellSouth  position since  November
  1987.

RITA  BORNSTEIN, 59, President of Rollins College.  Dr. Bornstein was elected to the Board   1,508 shares of common stock
  of Directors in 1991 and is a member of the Corporate Responsibility Committee. She also serves as a director of  Barnett Bank of Central Florida,  N.A. Dr. Bornstein served  as
  Vice  President of  the University  of Miami  from 1985  until July  1990, when  she was appointed to her current position.

ALVIN R. CARPENTER, 53, President and Chief Executive Officer of CSX Transportation,  Inc.   2,231 shares of common stock
  Mr.  Carpenter was elected to the Board of Directors in July 1994 and is a member of the
  Corporate Responsibility Committee.  He also  serves as a  director of  Barnett Bank  of
  Jacksonville,  N.A. Mr. Carpenter served as  President of CSX Distribution Services from
  July 1989 to January 1992 when he was elected to his present position. He is a  director of Florida Rock Industries, Inc. and Regency Realty Corporation.

CLARENCE  V.  MCKEE,  52,  Chairman,  President  and  Chief  Executive  Officer  of  McKee   1,250 shares of common stock
  Communications, Inc. (a firm  involved in the acquisition  and management of  television and  radio stations). Mr. McKee was  elected to the Board of  Directors in 1990 and is a member of  the Corporate  Responsibility Committee.  He  also serves  as a  director  of
  Barnett  Bank of Tampa.  He was a  co-owner of WTVT  Inc., licensee of  WTVT Channel 13,
  Tampa, Florida, from 1987 to October 1992.  Mr. McKee formerly practiced law and  served as  a director of the  Legal Services Corporation, Washington, D.C.  He is a director of
  Florida Progress  Corporation and  its subsidiary,  the Florida  Power Corporation,  and
  American Heritage Life Insurance Company.

CHARLES  E. RICE, 59,  Chairman and Chief Executive  Officer of the  Company. Mr. Rice was   419,413 shares of common stock (2)
  elected to  the Board  of Directors  in 1972  and serves  as Chairman  of the  Executive
  Committee.  He has served as Chief Executive Officer since 1979, assuming the additional responsibilities of Chairman in 1984. Mr. Rice is a director of CSX Corporation,  Sprint
  Corporation, and its Florida subsidiary, United Telephone of Florida.

                                     OTHER DIRECTORS
                                    CLASS II DIRECTORS
                                 (TERMS EXPIRING IN 1996)

JAMES  L.  BROADHEAD, 59,  Chairman and  Chief Executive  Officer of  FPL Group,  Inc. Mr.   2,255 shares of common stock
  Broadhead was elected to  the Board of Directors  in 1989 and is  a member of the  Audit
  Committee.  He has served in his present position since January 1989. Mr. Broadhead is a director of  FPL Group,  Inc. (a  diversified holding  company whose  interests  include
  Florida Power & Light Company and companies engaged in non-utility generation and citrus production) and its subsidiary, Florida Power & Light Company, Delta Air Lines, Inc. and
  The Pittston Company.

THOMPSON  L. RANKIN, 54,  Chairman, President and  Chief Executive Officer  of Lykes Bros.   621,205 shares of common stock (3)
  Inc. and subsidiary companies. Mr. Rankin was elected to the Board of Directors in  1993 and  is a member of the Executive  Compensation and Management Development Committee. He
  has served as President of Lykes Bros. Inc. (a citrus, cattle and meat packing  company)
  since  1988,  and as  Chairman, President  and  Chief Executive  Officer since  1989. In addition, he serves as  Chairman and Chief Executive  Officer of Shore Management,  Inc.
  and  Lykes Energy, Inc. He is a director of Lykes Bros. Inc., Shore Management, Inc. and
  Lykes Energy, Inc.

FREDERICK H. SCHULTZ, 66, Owner  of Schultz Investments. Mr.  Schultz was first elected  a   130,800 shares of common stock and
  director  of the  Company in 1968,  serving until 1979  when he resigned  to become Vice   2,000 shares of Series A $4.50
  Chairman of the Board of Governors of  the Federal Reserve System. He was re-elected  to   Cumulative Convertible Preferred
  the  Board of Directors of the  Company in 1982 following the  expiration of his term at   Stock (4)
  the Federal Reserve. He is Chairman of the Audit Committee and a member of the Executive
  Committee. He has  been the  owner of Schultz  Investments (a  private investment  firm)
  since  1957. Mr. Schultz is a director of Transco Energy Company, American Heritage Life
  Insurance Co., Riverside Group Inc., Southeast Atlantic Corp. and Wickes Lumber Company.

JOHN A. WILLIAMS, 52, Chairman  of Post Properties, Inc. Mr.  Williams was elected to  the   31,402 shares of common stock
  Board  of Directors in 1987 and is a member of the Executive Compensation and Management
  Development Committee. He  has been  Chairman of Post  Properties, Inc.  (a real  estate development  and management firm) since 1971. He  is a director of Post Properties, Inc.
  and Harry's Farmers Market, Inc.

                                   CLASS III DIRECTORS
                                 (TERMS EXPIRING IN 1997)

MARSHALL M. CRISER, 66,  Chairman of the law  firm of Mahoney Adams  & Criser, P.A.  since   5,711 shares of common stock (5)
  October 1989 and President Emeritus of the University of Florida. Mr. Criser was elected to  the Board  of Directors  in 1989  and is  a member  of the  Corporate Responsibility
  Committee. He also serves as a director of Barnett Banks Trust Company, N.A. Mr.  Criser served  as the President of the University of Florida from September 1984 to March 1989.
  He is also a director of BellSouth Corporation, FPL Group, Inc., Perini Corporation  and
  CSR America, Inc.

JACK  B.  CRITCHFIELD,  61,  Chairman  and Chief  Executive  Officer  of  Florida Progress   4,239 shares of common stock (6)
  Corporation and President Emeritus  of Rollins College. Dr.  Critchfield was elected  to the  Board  of Directors  in  1977 and  is Chairman  of  the Executive  Compensation and
  Management  Development  Committee  and  a  member  of  the  Executive  Committee.   Dr.
  Critchfield  served as President of Florida  Progress Corporation (a diversified holding company with interests in mining, shipping, insurance and land development, and owner of
  Florida Power Corporation) from February 1988 to  February 1990 when he was named  Chief
  Executive  Officer.  He  was elected  Chairman  of the  Board  on January  1,  1991. Dr.
  Critchfield is a director  of Florida Progress Corporation  and its subsidiary,  Florida
  Power Corporation.

REMEDIOS  DIAZ  OLIVER,  56,  President  and  Chief  Executive  Officer  of  All  American   566 shares of common stock (7)
  Containers, Inc. Mrs. Diaz  Oliver was elected  to the Board in  January 1995. She  also serves  as a director of Barnett  Bank of South Florida, N.A.  Mrs. Diaz Oliver has been the  President  and  Chief  Executive  Officer  of  All  American  Containers,  Inc.  (a
  distributor  of glass, plastic and metal  containers) since October 1991. She previously served as Chief  Executive Officer and  President of American  International, Inc.  from
  1977 to 1991. Mrs. Diaz Oliver is a director of Avon Products, Inc. and U.S. West, Inc.

ALLEN  L. LASTINGER, JR.,  52, President and  Chief Operating Officer  of the Company. Mr.   208,334 shares of common stock
  Lastinger was  elected to  the Board  of Directors  in 1984.  He has  been an  executive   (2)(8)
  officer  of the  Company since  1980. Mr.  Lastinger served  as Vice  Chairman and Chief
  Banking Officer from November 1988 until December 31, 1990, and assumed the position  of
  President and Chief Operating Officer on January 1, 1991.

STEWART TURLEY, 60, Chairman and Chief Executive Officer of Eckerd Corporation. Mr. Turley   6,621 shares of common stock
  was  elected  to  the Board  of  Directors in  1976  and  is Chairman  of  the Corporate
  Responsibility Committee  and  a member  of  the Executive  Committee.  He has  been  an executive  officer of Eckerd Corporation (a retail  drug store chain) for more than five years. Mr. Turley is  a director of Eckerd  Corporation, Sprint Corporation and  Springs
  Industries, Inc.

- ------------------------
(1) Shares are held as follows: 1,045 as record owner with sole voting and dispositive powers; 1,787 jointly with his wife with shared voting and dispositive powers and 1,000 in trust under the will of H.G. Alford.

(2) Included in beneficial ownership are shares of common stock issuable upon the exercise of certain options exercisable immediately or within 60 days as follows: Mr. Rice, 290,500 shares and Mr. Lastinger, 133,750 shares.

(3) Shares are held as follows: 302,073 as record-holder with sole voting and dispositive powers, 319,022 indirectly as trustee for three family trusts and 110 indirectly through his wife.

(4) Shares of common stock are held as follows: 28,000 as sole record owner and 102,000 indirectly through his wife with shared voting and dispositive powers. In addition, 800 shares of common stock and all of the shares of Series A Preferred Stock are held through an Individual Retirement Account
      (IRA) established for Mr. Schultz' benefit.

(5) Shares are held as follows: 1,011 as record-holder with sole voting and dispositive powers, 200 jointly with his wife with shared voting and dispositive powers and 2,000 indirectly through his wife and two children. Mr. Criser has neither voting nor dispositive powers for the shares held solely by his wife or by his children and disclaims beneficial ownership of those shares. In addition, 2,500 shares are held through IRA or pension plan accounts for Mr. Criser's benefit.

(6) Shares are held as follows: 3,239 as record-holder with sole voting and dispositive powers and 1,000 indirectly through his wife. Dr. Critchfield has neither voting nor dispositive powers for the shares held by his wife and disclaims beneficial ownership of those shares.

(7) Stock information is as of January 18, 1995, the date of Mrs. Diaz Oliver's election to the Board.

(8) Shares are held as follows: 68,811 as record owner with sole voting and dispositive powers and 5,773 jointly with his wife with shared voting and dispositive powers.

SECURITIES OWNERSHIP OF MANAGEMENT

    As of December 31, 1994, all executive officers and directors of the Company as a group, a total of 29 persons, owned beneficially 1,845,692 shares of common stock, or 1.89 percent of the common stock outstanding. Included in such beneficial ownership is an aggregate of 725,286 shares of common stock which certain of the Company's executive officers have the right to acquire immediately or within 60 days upon the exercise of certain options. Included in such total are shares held by officers named in the SUMMARY COMPENSATION table on Page 10 as follows: Mr. Nobles, 54,546; Mr. Newman, 39,207; and Mr. Brewer, 54,519.

SECTION 16(A) REPORTING

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and any persons owning more than 10 percent of a class of the Company's stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. During 1994, the executive officers and directors of the Company filed with the SEC on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the SEC in providing this information.

                             BOARD OF DIRECTORS AND
                   STANDING COMMITTEES; DIRECTOR COMPENSATION

    If elected, the six nominees along with the Class II and other Class III Directors will constitute the Board of Directors of the Company. During 1994, the Board held a total of eight regular meetings and three special meetings.

    The Board of Directors maintains four standing committees: an Audit Committee, a Corporate Responsibility Committee, an Executive Compensation and Management Development Committee and an Executive Committee, which are described below. Members of these committees are elected annually at the Board meeting immediately following the annual shareholders' meeting. Under the Company's Bylaws, the Board of Directors is authorized to designate other members of the Board to serve in the place of absent members of any committee. The Board of Directors does not have a separate nominating committee, although the Corporate Responsibility Committee reviews the qualifications of prospective nominees and makes recommendations to the Board of Directors on nominees to fill new or vacant Board seats.

    The Audit Committee comprises Messrs. Schultz (Chairman), Alford, Broadhead and Golembe, none of whom is an officer of the Company. During 1994, this committee held eight meetings. The principal responsibilities of the Audit Committee are as follows: (1) approval of the accounting firm to be employed by the Company as its independent auditor; (2) approval of the selection, compensation and termination of the Company's General Auditor and the Senior Vice President of Credit Quality; (3) consultation with internal auditors and the independent public accountants with regard to the audit plan; (4) determination that no restrictions are placed by management on the scope or implementation of either the internal auditors' or independent accountants' examination of the Company; (5) review of the Company's credit quality review function, the methods used to test loan quality and the adequacy of the Company's allowance for loan losses; (6) consultation with the internal auditors and the Company's independent public accountants with respect to the adequacy of internal accounting controls; (7) review of new or proposed accounting standards which affect the banking industry and their impact on the Company; (8) review with management, the General Auditor, and the independent auditors, of the basis for the reports issued under Section 363.2 of the FDIC Improvement Act of 1991;
(9) review of the adequacy of the Company's Investments and Asset/Liability Management policies and results for compliance; and (10) consultation with the General Counsel and outside counsel when appropriate, to discuss legal matters that may have a significant impact on the Company.

    The Corporate Responsibility Committee comprises Messrs. Turley (Chairman), Carpenter, Criser and McKee and Dr. Bornstein. The Corporate Responsibility Committee held six meetings during 1994. The Corporate Responsibility Committee is responsible for addressing issues of public policy and social responsibility which affect the interests and welfare of the Company and its shareholders, employees, customers and other constituents, and the communities in which they operate. Its areas of responsibility include: equal employment opportunity, including affirmative action programs and practices; community affairs activities; charitable contributions and contributions of human services; corporate governance matters affecting public responsibility, including reviewing and recommending to the full Board of Directors nominees to fill new or vacant Board positions; the Barnett Employee Code of Conduct and conflict of interest standards; political activities; and compliance with non-financial, legal and regulatory requirements affecting the Company's governance and operations.

    The Executive Compensation and Management Development Committee comprises Dr. Critchfield (Chairman) and Messrs. Rankin and Williams. During 1994, this committee held five meetings. The principal responsibilities of the Committee are: (1) recommending the compensation arrangement of the Company's chief executive officer to the Board of Directors; (2) approving the compensation of certain other senior officers of the Company and its affiliates; (3) developing and administering the Company's incentive and deferred compensation plans; (4) periodically reviewing the Company's benefit programs; (5) serving as the Stock Option Committee on behalf of the Board of Directors; and (6) reviewing succession plans for key executive positions.

    The Executive Committee consists of the Chief Executive Officer, who serves as Chairman of the Committee, as well as the Chairperson of each of the Board's standing committees, currently Messrs. Schultz and Turley and Dr. Critchfield. The Executive Committee is authorized to act on behalf of and to exercise all of the powers of the full Board of Directors when the Board is not in session, except as limited by the Company's Bylaws or by Florida law. The Executive Committee did not meet during 1994.

    In 1994 all members of the Board attended at least 75% of the meetings of the Board and all committees on which they served.

    Each director who is not an officer of the Company receives a monthly retainer of $2,000, except that each director who chairs a committee receives a monthly retainer of $2,500. In addition, non-management directors receive $2,000 for each Board meeting and $1,000 for each committee meeting attended. Management directors do not receive directors' fees. A Directors' Deferral Plan allows directors to defer all or part of their fees into a deferred income benefit account. Directors choosing the deferred income benefit receive supplemental retirement or survivor benefits over a five-to-twenty year period. A Directors' Stock Deferral Plan, approved by shareholders in 1994, allows directors to receive some or all of their annual retainer and other fees in the form of Barnett common stock held in a deferred compensation account.

    A Director's Retirement Plan provides a retirement benefit equal to the annual retainer in effect at the date of retirement to be paid for a number of years equal to the number of years of service as a director (maximum of 10). This benefit is provided to directors who serve five or more years. Payments begin in the year following the director's retirement or termination from the Board. Certain disability and death benefits are provided.

    The firm CHG Consulting, Inc., of which Carter H. Golembe serves as President, rendered consulting services to the Company in 1994 for which it received approximately $71,050.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS

    During 1994, Dr. Critchfield, Mrs. Davis and Messrs. Rankin and Williams served as members of the Board's Executive Compensation and Management Development Committee (the "Committee"). No member of the Committee was, or ever has been, an officer or employee of the Company. Dr. Critchfield and Mr. Williams, and certain companies with which Messrs. Rankin or Williams are associated, are customers of and have banking transactions with the Company's subsidiary banks in the ordinary course of business. Likewise, Mrs. Davis (who died in January 1995) was, and certain companies with which she was associated, were customers of and had banking transactions with the Company's subsidiary banks in the ordinary course of business. As described in the section entitled CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS on page 17, all loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the managements of the subsidiary banks, did not involve more than the normal risk of collectibility or present other unfavorable features.

                    REPORT OF THE EXECUTIVE COMPENSATION AND
                        MANAGEMENT DEVELOPMENT COMMITTEE

    COMPENSATION PHILOSOPHY. The Executive Compensation and Management Development Committee of the Company's Board of Directors (the "Committee") strongly believes that the maximization of corporate performance and, in turn, shareholder value, depends on close alignment of the financial interests of shareholders and those of the Company's employees, including its senior managers. Accordingly, the Committee and the Company adhere in both principle and practice to the concept of pay-for-performance. The Company maintains incentive compensation programs for all managerial employees. The Company's compensation program for senior managers is variable and closely tied to corporate, business unit and individual results. Those programs place "at risk" a significant portion of senior manager compensation in a manner that encourages a sharp and continuing focus on building shareholder value.

    The compensation of senior management at Barnett includes three components: first, a base salary that reflects the scope of the executive's responsibilities and is competitive in the financial services industry; second, an annual cash-based incentive plan, closely tied to the Company's success in achieving significant financial performance goals as set forth in advance by the
Committee; and third, a long-term incentive plan that links rewards to value created for shareholders. The competitiveness of the Company's compensation programs is evaluated by reviewing several survey sources as well as disclosed proxy information for the top executives of other financial services institutions. The proxy information is reviewed both for the banks that comprise the KBW 50 Total Return Index, which is used by the Company for stock performance comparisons and described on page 14, and for a specific subset of 21 peer banks. The Committee meets in January of each year to review results from the prior year, to recommend annual incentive awards for Mr. Rice and other executives of the Company, and to recommend the salary level for Mr. Rice for the coming year.

    A more detailed discussion of how these elements of pay work together and specific actions taken in recent years follows.

    BASE SALARY. It is Barnett's compensation policy to maintain salary levels that are competitive with those paid to senior managers with comparable responsibilities at comparable financial institutions. Furthermore, adjustments to salaries may be made from time to time to reflect market conditions and to reward for performance accomplishments. At the beginning of 1994, the Company adjusted the salaries of many executive officers for the first time since 1989. The increases recognized both the changes in competitive practices in recent years as well as superior performance in 1993.

    After an extensive analysis of survey information, and in light of the outstanding year that the Company enjoyed in 1993, the Committee increased Mr. Rice's 1994 salary to $785,000, his first salary increase since 1989.

    ANNUAL  INCENTIVE PAY  -- DIRECT TIE  TO BUSINESS PERFORMANCE.   The Company
desires to pay annual incentives that provide average rewards for average results and to pay at or above the 75th percentile of industry norms for outstanding results. No awards are paid if specified targets are not met.

    In 1994, shareholders approved the adoption of the Company's performance-based annual incentive plan (the "Annual Plan") for the Company's Chief Executive Officer, the four other most highly-compensated officers, and all other senior managers. For the CEO and four other most highly-compensated officers, this plan allows annual incentive awards of up to 160 percent of the salary range midpoint for each position, based on the Company's achievement of specific earnings per share results. Other senior managers may also earn up to 160 percent of midpoint based on company earnings per share and various business unit measures. Earnings per share goals are established at the beginning of the year. The Annual Plan complies with the terms of the federal Revenue Reconciliation Act of 1993 that limits the deductibility of executive compensation for incentive plans.

    The Company earned $4.66 per share in 1994. Based on these results, the Committee granted Mr. Rice an incentive award of $922,500 which was 123 percent of the midpoint for his salary range.

    LONG-TERM PAY -- EMPHASIS ON STOCK APPRECIATION AND OWNERSHIP. The Company's strategy is to use stock, and stock-based compensation, to reward executives for outstanding long-term results. For the three years prior to 1994, the Company's long-term incentive program included two components: stock options and a Performance Unit Plan. In 1994, restricted stock grants were made to certain key executives. These awards are tied directly to the achievement of certain management objectives. Fifty percent of the shares carry certain performance restrictions that the Company must achieve before the executive may own the shares. If the long-term performance goals are not met (including return on assets, leverage ratio and loan loss reserve targets) the number of restricted shares that are earned can be reduced to zero. The remaining fifty percent of the shares vest at a rate of one third in each successive year of 1997-1999. The 1994 restricted stock grants are for a three year period and replace the Performance Unit Plan which is being phased out. The Committee granted Mr. Rice 45,000 restricted stock shares in 1994.

    Stock options are awarded under the terms of the shareholder-approved Amended and Restated 1989 Long Term Incentive Plan (the "Long Term Plan"). In 1993 an independent consultant, used to analyze the competitiveness of the Company's long-term pay plans, developed a range of stock option and restricted stock grants that were determined to be competitive in the industry. Using these ranges as guidelines, the Committee granted Mr. Rice 60,000 stock options in 1994 in recognition of the Company's performance.

    The Company is phasing out the Performance Unit Plan, given the difficulty in establishing three-year goals for the individual business units. No new grants of awards will be made. The Performance Unit Plan provides cash awards for long-term results over three-year periods. Relative total shareholder return is defined under the Performance Unit Plan as the appreciation in the Company's stock price, plus dividends, compared to the 50 largest publicly traded banks. This is the only measure of performance for executive officer participants. Other participants include the chief executive officers of affiliate banks and certain non-banking subsidiaries. In the 1992-94 performance period, the Company's actual return to shareholders was 41 percent, which resulted in an award of $229,900 to Mr. Rice. The relative levels of total shareholder return will vary from year to year based on the Company's actual ranking against the peer banks.

    By providing direct links between pay and performance, the Committee is confident that the Company's compensation programs for Mr. Rice and other executive officers align management's interests with the long-term interests of the shareholders.

                             Jack B. Critchfield, Chairman
                             Thompson L. Rankin
                             John A. Williams

                     EXECUTIVE PAY AND PERFORMANCE RESULTS

    The  Summary  Compensation  table  below   sets  forth  a  summary  of   the
compensation earned by the Company's five most highly compensated executive officers during 1994, 1993 and 1992:

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                         -------------------------------
                                      ANNUAL COMPENSATION                      AWARDS           PAYOUTS
                         ---------------------------------------------   -------------------   ---------
          (A)            (B)      (C)         (D)            (E)            (F)        (G)        (H)            (I)
                                                                         RESTRICTED            LONG-TERM
       NAME AND                                         OTHER ANNUAL       STOCK     OPTIONS/  INCENTIVE      ALL OTHER
  PRINCIPAL POSITION     YEAR  SALARY($)    BONUS($)   COMPENSATION($)   AWARDS($)   SARS(#)   PAYOUTS($)  COMPENSATION($)
- -----------------------  ----  ---------   ----------  ---------------   ---------   -------   ---------   ---------------
Charles E. Rice          1994  $ 785,000   $  922,500     $ 30,683       $922,500    60,000    $229,900       $206,129
Chairman & CEO           1993    685,000    1,015,500      509,411              0    70,000     172,425        200,135
                         1992    685,000      677,000      185,130              0    35,000     100,740        164,349
Allen L. Lastinger, Jr.  1994    450,000      461,250       15,334        461,250    30,000     123,800         86,638
President & COO          1993    375,000      501,000      107,216              0    45,000      92,850         82,142
                         1992    375,000      334,000      148,573              0    20,000      54,239         66,901
Hinton F. Nobles, Jr.    1994    270,000      221,400        8,973        246,000    15,000      59,200         29,201
Executive Vice           1993    250,000      246,000          291              0    22,000      44,400         28,134
President                1992    250,000      164,000          288              0     7,000      25,915         18,490
Charles W. Newman        1994    270,000      221,400        7,670        246,000    15,000      59,200         28,151
Chief Financial          1993    235,000      246,000            0              0    18,000      29,625         21,635
Officer                  1992    170,000       90,500            0              0     4,500      13,000         14,779
Richard C. Brewer        1994    262,500      217,280        9,292        246,000     9,000      51,400         27,476
Chief Credit Policy      1993    235,000      204,800          135              0    14,500      38,550         29,136
Executive                1992    210,000      142,290           55              0     4,700      22,557         19,191

    Explanation of Columns:

          (c)  SALARY:   Total  salary paid  during  the calendar  year.  Salary
    increases were granted in 1994 to Mr. Rice and Mr. Lastinger for the first time since 1989.

        (d) BONUS: Annual incentive award paid for results achieved during the calendar year. The REPORT OF THE EXECUTIVE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE beginning on page 8 describes the criteria for this plan. Any bonus awards deferred at the election of the officer are included in the reported amounts.

          (e) OTHER ANNUAL COMPENSATION: All additional forms of cash and non-cash compensation paid, awarded or earned. The 1994 amounts include dividends paid on tenure-based restricted stock ($26,550 for Mr. Rice, $13,275 for Mr. Lastinger, $7,080 for Messrs. Nobles and Newman, and $4,920 for Mr. Brewer) and interest earned on deferred compensation that exceeds specified market rates ($4,133 for Mr. Rice, $2,039 for Mr. Lastinger, $1,893 for Mr. Nobles, $590 for Mr. Newman and $4,372 for Mr. Brewer.)

          Part of Mr. Rice's compensation is deferred under the Management Security Plan, a non-qualified deferral plan that was introduced in 1982 and closed to new participation in 1984. An Executive Deferral Plan was implemented in 1990 for Mr. Rice and Mr. Lastinger. The Management Deferral Plan, an identical plan, was introduced in 1991 and made available to all managers defined as "highly compensated" (1994 compensation greater than $66,000).

        The value of all other personal benefits and perquisites received by the top five executives in 1994 was less than the required reporting threshold.

          (f) RESTRICTED STOCK: Stock awarded to an executive that carries certain tenure restrictions. Restricted stock grants were made in 1994, but not in any of the previous years. The shares may vest over a three year period ending in 1999, provided that certain tenure restrictions are met. Details of the grant criteria are described in the REPORT OF THE EXECUTIVE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE beginning on page 8. The following awards were granted on February 16, 1994: Mr. Rice, 22,500 shares; Mr. Lastinger, 11,250 shares; and Messrs. Nobles,

    Newman and Brewer, 6,000 shares. The closing price of the stock on that date was $41.00 per share. Regular dividends are paid on the shares, either in cash or in reinvested stock of the Company.

          (g) STOCK  OPTIONS/SARS:   Grants  of stock  options made  during  the
    calendar year. These awards are made under the Company's Long Term Incentive Plan.

           (h) LONG-TERM INCENTIVE PAYOUTS: Cash awards made for long-term performance. These awards were made under the Company's Performance Unit Plan that was initiated in 1991. The Performance Unit Plan is being discontinued and no further grants will be made.

        (i) ALL OTHER COMPENSATION: All other compensation that does not fall under any of the aforementioned categories. The amounts shown in this column for 1994 comprise the following payments made by the Company: (i) Mr. Rice:
    $9,240 -- matching contribution to 401(k) plan; $156,250 -- premium for Executive Life Insurance Plan; $2,003 -- premium for Management Security Plan and $779 -- cumulative excess interest earned on Management Security Plan deferrals and $37,857 -- matching contribution to Management Excess Savings Plan; (ii) Mr. Lastinger: $9,240 -- matching contribution to 401(k) plan; $59,640 -- premium for Executive Life Insurance Plan and $17,758 -- matching contribution to Management Excess Savings Plan; (iii) Mr. Nobles:
    $9,240 -- matching contribution to 401(k) plan; $13,002 -- premium for Management Life Insurance Plan and $6,959 -- matching contribution to Management Excess Savings Plan; (iv) Mr. Newman: $9,240 -- matching contribution to 401(k) plan; $11,952 -- premium for Management Life Insurance Plan and $6,959 -- matching contribution to Management Excess Savings Plan; and (v) Mr. Brewer $9,240 -- matching contribution to 401(k) plan; $11,952 -- premium for Management Life Insurance Plan and $6,284 -- matching contribution to Management Excess Savings Plan.

                             LONG-TERM COMPENSATION

    Long-term compensation may be distinguished from annual compensation by the time frame for which performance results are measured to determine rewards. While annual compensation covers a calendar year, the Company's long-term incentive plans cover three-year periods or longer. As previously described, long-term compensation includes stock options and restricted stock granted through the Long Term Incentive Plan, and cash awards previously made through the Performance Unit Plan.

    The OPTION/SAR GRANTS IN LAST FISCAL YEAR table provides the number and hypothetical value of option grants made in 1994. The AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES table provides information on options exercised as well as the year-end value of stock options held by the Company's five most highly compensated officers. The LONG TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR table details the performance-based restricted stock awards granted by the Company in 1994.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                          % OF TOTAL
                                         OPTIONS/SARS
                            OPTIONS/      GRANTED TO      EXERCISE
                              SARS       EMPLOYEES IN     OR BASE       EXPIRATION         GRANT DATE
NAME                       GRANTED (#)   FISCAL YEAR    PRICE ($/SH)       DATE       PRESENT VALUE ($)(2)
- -------------------------  -----------   ------------   ------------   -------------  --------------------
Charles E. Rice               60,000          7.7%        $40.875      Feb. 16, 2004      $   566,631
Allen L. Lastinger, Jr.       30,000          3.9          40.875      Feb. 16, 2004          283,315
Hinton F. Nobles, Jr.         15,000          1.9          40.875      Feb. 16, 2004          141,658
Charles W. Newman             15,000          1.9          40.875      Feb. 16, 2004          141,658
Richard C. Brewer              9,000          1.2          40.875      Feb. 16, 2004           84,995
All Optionees                775,340          100          40.952                           7,333,443

- ------------------------
(1) The Long Term Incentive Plan allows for the granting of options to certain managers and other employees that qualify as incentive stock options under the Internal Revenue Code of 1986, as amended ("Incentive Stock Options") and non-qualified stock options ("Executive Stock Options"). The vesting schedule, exercise price, term and tax reimbursement features of Incentive Stock Options and Executive Stock Options are granted under the Amended and Restated Long Term Incentive Plan.

(2) This estimate of value has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the SEC, and does not necessarily reflect the Company's view of the appropriate value or methodology for purposes of financial reporting.

      This hypothetical value, determined by the Black-Scholes model, is based on the following assumptions: exercise price is equal to the market value on day of grant; annual dividends of $1.64; standard deviation of stock price volatility of .3576; risk free rate factor of 5.34%; average option term of 5.1 years, representing the average historical period of time from date of grant to exercise; discount for possible cancellations based on historical rate of 14.54%. These assumptions are based upon historical experience and are not a forecast of future stock price performance or volatility or of future dividend policy. THERE IS NO ASSURANCE THE VALUE REALIZED BY AN EXECUTIVE WILL BE AT OR NEAR THE VALUE ESTIMATED BY THE BLACK-SCHOLES MODEL.

      The actual value of options will depend on the market value of the Company's common stock on the dates the options are exercised. No realization of value from the option is possible without an increase in the price of the Company's common stock, which would benefit all stockholders.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                     VALUE OF UNEXERCISED
                                                                       NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                                                                      OPTIONS/SARS AT FISCAL          AT FISCAL YEAR-END
                                                                           YEAR-END (#)                    ($)(1)(2)
                                SHARES ACQUIRED   VALUE REALIZED    ---------------------------   ---------------------------
NAME                            ON EXERCISE (#)       ($)(1)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ------------------------------  ---------------   ---------------   -----------   -------------   -----------   -------------
Charles E. Rice                      4,500           $ 92,745         246,751        206,249      $1,876,742     $  668,900
Allen L. Lastinger, Jr.                  0                  0         110,501        116,249         838,057        358,150
Hinton F. Nobles, Jr.                2,300             39,353          32,327         51,998         235,460        132,220
Charles W. Newman                      675             11,549          22,952         42,248         149,295         79,502
Richard C. Brewer                        0                  0          32,485         37,200         226,120        132,337
                                     -----        ---------------   -----------   -------------   -----------   -------------
    Total                            7,475           $143,647         445,016        453,944      $3,325,674     $1,371,109

- ------------------------------
(1) Market value of underlying securities at exercise or year-end, minus the exercise or base price.

(2)   Based on a year-end price of $38.50 per share.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                               ESTIMATED FUTURE PAYOUTS UNDER
                                PERFORMANCE-BASED                                NON-STOCK PRICE-BASED PLANS
                                RESTRICTED STOCK                  ---------------------------------------------------------
                                     SHARES         PERFORMANCE     LESS THAN
NAME                             GRANTED (#)(1)       PERIOD      THRESHOLD (#)    THRESHOLD (#)   TARGET (#)   MAXIMUM (#)
- ------------------------------  -----------------   -----------   --------------   -------------   ----------   -----------
Charles E. Rice                      22,500           1994-96            0            11,250         16,875       22,500
Allen L. Lastinger, Jr.              11,250           1994-96            0             5,625          8,438       11,250
Hinton F. Nobles, Jr.                 6,000           1994-96            0             3,000          4,500        6,000
Charles W. Newman                     6,000           1994-96            0             3,000          4,500        6,000
Richard C. Brewer                     6,000           1994-96            0             3,000          4,500        6,000

- ------------------------------
(1) Restrictions on the grants listed above will be lifted only if the Company achieves certain specific goals in 1996 for the following three measures:
      (1) return on assets, (2) leverage ratio and (3) loan loss ratio. If these performance goals are not met, the shares will be forfeited. During the 1994-96 performance period, dividends on these shares will be accrued and will be awarded at the end of the period only if the performance goals are achieved.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

    The SEC requires a five-year comparison of stock performance of the Company with both a broad equity market index and a published industry index or peer group and permits additional disclosure of relevant performance data to complement required information. The Company's total return ranked against the S&P 500 and the KBW 50 Total Return Index over a five-year period and a three-year period is shown on the following graphs. The KBW 50 Total Return Index, developed by banking specialist Keefe, Bruyette & Woods, Inc., includes 50 large domestic banks. This graph assumes that $100 was invested on December 31, 1989 and on December 31, 1991, respectively, in Barnett common stock and the other indices, and that all dividends were reinvested. The performance graphs below shall not be deemed incorporated by reference as a result of any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

CUMMULATIVE TOTAL RETURNS FOR FIVE YEARS

                                         1989      1990      1991      1992      1993      1994
                                         ----      ----      ----      ----      ----      ----
Barnett Bank                              100        55       102       131       136       131
S&P 500                                   100        97       126       136       150       152
KBW 50 Total Return                       100        72       114       145       153       145

                                         1991      1992      1993      1994
                                         ----      ----      ----      ----
Barnett Bank                              100       128       133       127
S&P 500                                   100       108       118       120
KBW 50 Total Return                       100       127       134       128

                                RETIREMENT PLANS

    The Company and its subsidiaries maintain a non-contributory, defined benefit retirement plan (the "Qualified Plan") for all employees meeting specified age and length-of-service requirements. Under the Qualified Plan, eligible employees are entitled to receive at their normal retirement date (the later of age 65 or the fifth anniversary of employment), a monthly income payable for life with optional forms of payment available. The formula used to calculate the benefit is based on final average monthly compensation and length of service. Certain minimum pension and death benefits are also provided. Vesting of benefits occurs after five years of service.

    Compensation for purposes of the Qualified Plan includes salary and bonus as shown in columns (c) and (d) of the SUMMARY COMPENSATION table, but excludes salary and bonus deferred at the election of an executive officer other than deferrals under the Company's 401(k) and Management Excess Savings plans. Compensation under the Qualified Plan was limited to $150,000 during 1994 under
Section 401(a)(17) of the Code; all executive officers listed in the SUMMARY COMPENSATION table on page 10 were affected by this limit in 1994.

    Additionally, the Company and its subsidiaries maintain a non-contributory defined benefit pension plan (the "Supplemental Executive Retirement Plan" or the "Plan") for certain senior officers. This Plan, which was adopted in August 1984, restores benefits lost by limitations enacted as part of the Employee Retirement Income Security Act of 1974 and further reduced by the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986. Without the Supplemental Executive Retirement Plan, the maximum annual amount payable in 1994 to any participant under the Company's Qualified Plan would be the lesser of $118,800 or the average of the participant's highest three years of compensation. The Supplemental Executive Retirement Plan also provides for a minimum benefit from Social Security, the Company's defined benefit pension plan and a prior employee pension plan, which is equal to 55% of two-year average base salary and annual incentive pay in the case of disability or retirement and 40% of two-year average base salary and annual incentive pay in the event of death. Benefits under this Plan are not subject to vesting and can be forfeited after retirement if the executive competes with the Company.

    Compensation for purposes of the Supplemental Executive Retirement Plan includes salary and bonus as shown in columns (c) and (d) of the SUMMARY COMPENSATION table which includes salary and bonus deferred at the election of an executive officer under the Company's 401(k) and Management Excess Savings plans, the Executive and Management Deferral Plans, and the contributory Management Security Plan, but does not include salary and bonus deferred under other arrangements.

    Because the computations are made on an actuarial basis, amounts contributed or expensed annually under these plans for the benefit of individual employees are not and cannot readily be calculated separately or individually with precision. The following table shows the estimated annual benefits payable under the plans upon retirement to persons in a range of salary and years-of-service classifications.

                   ANNUAL BENEFIT AT NORMAL RETIREMENT (1)(2)
                             (DOLLARS IN THOUSANDS)

                                   YEARS OF SERVICE
               ---------------------------------------------------------
REMUNERATION      15          20          25          30          35
- -------------  ---------  ----------  ----------  ----------  ----------
  $     125    $    42.2  $     56.3  $     70.3  $     76.6  $     82.8
        200         67.5        90.0       112.5       122.5       132.5
        300        101.3       135.0       168.8       183.8       198.8
        400        135.0       180.0       225.0       245.0       265.0
        500        168.8       225.0       281.3       306.3       331.3
        750        253.1       337.5       421.9       459.4       496.7
      1,000        337.5       450.0       562.5       612.5       662.5
      1,250        421.9       562.5       703.1       765.6       826.1
      1,500        506.3       675.0       843.8       918.8       993.8
      1,750        590.6       787.5       964.4     1,071.9     1,159.4
      2,000        675.0       900.0     1,125.0     1,225.0     1,325.0
      2,250        759.4     1,012.5     1,265.6     1,376.1     1,490.6
      2,500        843.8     1,125.0     1,406.3     1,531.3     1,656.3

- ------------------------
(1) Amounts shown in this table include amounts payable by the Supplemental Executive Retirement Plan under the restoration formula for participants as of February 15, 1990. This restoration formula provides a benefit which restores retirement plan benefits lost due to benefit and earnings limitations as well as plan changes mandated by the Tax Reform Act of 1986.

(2) All benefits are subject to an offset equal to 2.0% of primary Social Security multiplied by the years of service (maximum of 25).

    As of December 31, 1994, the credited years of service and annual compensation covered under the Company's retirement plans for the executive officers named in the SUMMARY COMPENSATION table on page 10, were as follows:
Mr. Rice, 30 years, $1,707,500; Mr. Lastinger, 24 years, $911,250; Mr. Nobles, 21 years, $491,400; Mr. Newman, 12 years, $491,400; and Mr. Brewer, 24 years, $479,780.

                             EMPLOYMENT AGREEMENTS

    Believing that the continued services and contributions of certain key executives are in the best interests of the Company's shareholders and are essential to the Company's continued well-being, the Company has entered into employment agreements with Mr. Rice and with Messrs. Lastinger, Nobles, Newman and Brewer, to provide certain benefits in the event of their termination or demotion (other than for cause, as defined), during the specified period following a change of control in the management of the Company.

    The  agreements provide for a lump sum distribution of three years' (for Mr.
Rice) or two years' (for Messrs. Lastinger, Nobles, Newman, and Brewer) compensation. Compensation is measured by determining the highest base salary plus the highest incentive compensation of the affected officer for the three-year period preceding termination of employment. During the applicable period, the Company will continue to provide life, health and disability insurance (or coverage comparable to that provided by the Company), such benefits to be offset by those provided by any new employer. Each executive will be credited with years of actual service to the Company, plus the number of years covered by the employment contract for purposes of computing pension plan benefits. Finally, each of the agreements provides that the amounts to be received by the executives will be increased by an amount necessary to reimburse them for any reduction in the payments made after termination of employment resulting from all or a portion of such payments becoming subject to an excise tax.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Certain directors and officers of the Company and companies with which they are associated are customers of and have banking transactions with the Company's subsidiary banks in the ordinary course of business. All such transactions involving loans and loan commitments to officers or directors or companies with which they are associated have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of managements of the subsidiary banks, have not involved more than the normal risk of collectibility or presented other unfavorable features.

    The law firm of Mahoney Adams & Criser, P.A., of which Marshall M. Criser is a member, has rendered legal services to the Company and certain of its subsidiaries, for which it received approximately $2.5 million in 1994. This amount does not include fees paid by customers of subsidiaries.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The firm of Arthur Andersen & Co. served as the independent accountants for the Company for the fiscal year ending December 31, 1994. Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions. In March 1993, the Company terminated its relationship with its independent accountants for fiscal year 1992, Price Waterhouse, and engaged Arthur Andersen & Co. as its independent accountants. Price Waterhouse's reports on the consolidated financial statements of the Company for fiscal year 1992 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was recommended by the Company's Audit Committee and approved by its Board of Directors. With respect to the Company's consolidated financial statements for fiscal year 1992 and the subsequent interim period preceding the change in accountants, there were no disagreements between the Company and Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and there were no reportable events.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

                             SHAREHOLDER PROPOSALS

    Shareholders who wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 1996 Annual Meeting should deliver a written copy of their proposal to the principal executive offices of the Company no later than November 1, 1995. Proposals should be directed to Catherine C. Cosby, Corporate Secretary, Barnett Banks, Inc., Post Office Box 40789, Jacksonville, Florida 32203-0789. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.

                            ANNUAL REPORT; FORM 10-K

    A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1994 is being provided to each shareholder simultaneous with delivery of this proxy statement. Additional copies of the Annual Report to Shareholders or copies of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, may be obtained by writing to the Corporate Communications Department of the Company, P. O. Box 40789, Jacksonville, Florida 32203-0789.

                              COST OF SOLICITATION

    The cost of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this proxy statement. The Company has retained Corporate Investors Communications, Inc., a proxy solicitation firm, to assist in the solicitation of proxies at a cost of approximately $5,000 plus reimbursement of out-of-pocket expenses. In addition, the Company will reimburse brokers and nominees their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telegraph by directors, officers, and other employees of the Company.

Dated: February 27, 1995

    SHAREHOLDERS ARE URGED TO  SPECIFY THEIR CHOICE, DATE,  SIGN AND RETURN  THE
PROXY   IN  THE  ENCLOSED   POSTAGE-PAID  ENVELOPE.  YOUR   PROMPT  RESPONSE  IS
APPRECIATED.

                          BARNETT OFFICE PARK LOCATION

    A map showing the location of the Barnett Office Park appears on the outside back cover of the Proxy Statement. The map measures approximately 5 inches square and reflects the location of the Barnett Office Park in relation to I-95; U.S. 1 and S.R. 115 (Southside Boulevard), as well as to other local landmarks including The Avenues Shopping Mall, the St. Johns River and downtown Jacksonville.

    The Barnett Office Park is located at 9000 Southside Boulevard, Jacksonville, Florida. The Annual Meeting will be held in the Multipurpose Room on the First Floor of Building 500. There is a parking garage adjacent to Building 500.

    (Please note: The Office Park can be entered only from Southside Boulevard, and not from U.S. 1 or I-95).

                               BARNETT BANKS, INC.
                                  COMMON STOCK
            PROXY/VOTING INSTRUCTIONS SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 19, 1995

P The undersigned (the "shareholder"), having received the Notice and Proxy Statement for the Annual Meeting of Shareholders, appoints Marshall M.
R Criser, Jack B. Critchfield and Stewart Turley, and each or any of them, as proxies, with full power of substitution, to represent the shareholder and
O to vote all shares of Common Stock of Barnett Banks, Inc. which the shareholder is entitled to vote at the Annual Meeting of Shareholders of
X the Company, to be held at 9000 Southside Boulevard, Jacksonville, Florida on Wednesday, April 19, 1995, at 10:00 a.m., local time, and any and all
Y    adjournments of the meeting, in the manner specified.

     Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than as set forth on this card.

     Your vote for election of Directors may be indicated on the reverse side of this card. Six Directors are to be elected at the meeting. The nominees of the Board of Directors are Walter H. Alford, Rita Bornstein, Alvin R. Carpenter, Remedios Diaz Oliver, Clarence V. McKee and Charles E. Rice.

     PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 8075, EDISON, NEW JERSEY, 08818-9045. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

     PLEASE MARK YOUR
/X/  VOTE AS IN THIS
     EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.
                                             FOR       WITHHELD
1.   Election of Directors (see reverse)     / /         / /

For, except vote withheld from the following nominee(s):


- ---------------------------------------------------------

SPECIAL NOTE

     Will Attend Annual Meeting / /


                                   Please sign exactly as name or names appear on this proxy card. Executors, administrators, trustees, or other representatives should so indicate when signing. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   ---------------------------------------------
                                   Signature(s) of Shareholder(s)         Date